As filed with the U.S. Securities and Exchange Commission on November 19, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENESTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2079805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23460 N 19th Ave., Suite 110

Phoenix, AZ 85027

(928) 779-4143

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Kenneth Siegel

Chief Executive Officer

SenesTech, Inc.

23460 N 19th Ave., Suite 110

Phoenix, AZ 85027

(928) 779-4143

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Chris Hall Perkins Coie LLP 1120 NW Couch Street, 10th Floor Portland, Oregon 97209 (503) 727-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment filed thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share
Preferred Stock, $0.001 par value per share
Warrants
Debt Securities
Units
Total:	$25,000,000	—	$25,000,000	$2,318

(1)	The securities include such indeterminate number or amount of, as the case may be, common stock, preferred stock, warrants, debt securities and units, as may be offered by the Registrant from time to time, along with an indeterminate number of securities that may be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	The proposed maximum offering price per unit and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3)	Calculated in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2021

PROSPECTUS

SenesTech, Inc.

$25,000,000

Common Stock, Preferred Stock, Warrants, Debt Securities, Units

This prospectus provides a general description of the securities we may offer from time to time and the general manner in which they may be offered. The aggregate initial offering price of all securities we sell in the primary offering under this prospectus will not exceed $25,000,000, but may be further limited in any 12-month period by the amount we are eligible to sell under General Instruction I.B.6 of Form S-3, pertaining to primary offerings by certain registrants, which includes our Company. As of September 30, 2021, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates was $18,049,232, based on 12,191,112 shares outstanding, of which 11,953,134 shares were held by non-affiliates, and a price per share of $1.51 based on the closing sale price of our common stock on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities under this Registration Statement pursuant to General Instruction I.B.6 of Form S-3. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SNES.” On November 17, 2021, the last reported sale price for our common stock on the Nasdaq Capital Market was $1.50 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We may offer and sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933 and are subject to reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 3 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2021

i

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or the SEC, as described later in the prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, including the information incorporated by reference in this prospectus. You should read the entire prospectus and the information incorporated by reference herein carefully, including the information discussed under “Risk Factors” in this prospectus and our financial statements and related notes that are incorporated by reference in this prospectus. Unless the context requires otherwise, references in this prospectus to “Registrant,” “SenesTech,” “Company,” “we,” “us” and “our” refer to SenesTech, Inc.

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

We may file a prospectus supplement to add to, update or change the information contained in this prospectus and, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find Additional Information.”

THE COMPANY

Overview

We have developed and are commercializing a global, proprietary technology for managing animal pest populations, initially rat populations, through fertility control.

Although there are myriad tools available to control rat infestations, most rely on some form of lethal method to achieve effectiveness. Each of these solutions is inherently limited by rat species’ resilience and survival mechanisms as well as their extraordinary rate of reproduction. ContraPest®, our initial product, is unique in the pest control industry in attacking the reproductive systems of both male and female rats, which our field data shows will result in a sustained reduction of the rat population.

For a complete description of our business, financial condition, results of operations and other important information, please read our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2020 and each subsequent Form 10-Q and any Form 8-K we file. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Corporate and Other Information

We were incorporated in Nevada in July 2004 and subsequently reincorporated in Delaware in November 2015. Our principal executive offices are located at 23460 N. 19th Ave., Suite 110, Phoenix, Arizona 85027, and our telephone number is (928) 779-4143. Our corporate website address is www.senestech.com. Except for the documents incorporated by reference in this prospectus, the information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in connection with making an investment decision.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and therefore we have elected to comply with certain reduced disclosure and regulatory requirements for this prospectus and future filings, including only presenting two years of audited financial statements and related financial information, not having our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and not holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reduced requirements until we are no longer an “emerging growth company.” Under Section 107(b) of the JOBS Act, “emerging growth companies” may take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies. We will cease to be an emerging growth company at the end of 2021.

RISK FACTORS

An investment in our securities involves risks. The prospectus supplement applicable to each offering of our securities may contain a discussion of additional risks applicable to the offering. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed herein and under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the documents incorporated by reference herein and therein contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	The impacts and implications of the COVID-19 pandemic;

●	Our commercialization and promotion strategy and plans, including key elements of our business strategy, how we commercialize, our sales approach, the tools we use, our hiring and retention strategy; our areas and markets of focus, our pricing strategy, our strategic relationships and which geographic markets we target;

●	The success and effectiveness of our products;

●	Our seeking, obtaining or maintaining regulatory approvals for our products and product candidates;

●	Our expectations regarding the potential market size for our products and how the market may develop;

●	Our estimates or expectations related to our revenue, cash flow, expenses, operating results, capital requirements and need for additional financing;

●	Our ability to, and the expected benefits of, improving our cost structure and gross margins, and limiting our cash burn;

●	Our plans for our business, including for research and development;

●	Our ability to enter into strategic arrangements and to achieve the expected results from such arrangements;

●	The adequacy of our facilities to meet our current needs;

●	The initiation, timing, progress and results of field studies and other studies and trials and our research and development programs;

●	Our financial performance, including our ability to fund operations; and

●	Developments and projections relating to our projects, competitors and our industry, including legislative developments and impacts from those developments.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus or any prospectus supplement. You should not rely upon forward-looking statements as predictions of future events. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risks and uncertainties.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of net proceeds from the sale of the offered securities in an applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, are summaries and are qualified by reference to the amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, that are currently in effect. Copies of these documents have been filed with the SEC and are incorporated by reference herein. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Our amended and restated certificate of incorporation, as amended, provides for common stock and preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 110,000,000 shares, all with a par value of $0.001 per share, of which 100,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote at a meeting of our stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available therefor. In the event that we liquidate, dissolve or wind up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Except as otherwise required by Delaware law, all stockholder action, other than the election of directors or certain amendments of our amended and restated certificate of incorporation, as amended, is taken by the vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, at a meeting in which a quorum, consisting of one-third of the Stock that is issued and outstanding and entitled to vote is present in person or by proxy. The election of directors by our stockholders is determined by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote, at a meeting held for such purposes at which a quorum, consisting of one-third of the issued and outstanding and entitled to vote shares of common stock, is present in person or by proxy. Certain amendments to our amended and restated certificate of incorporation, as amended, require the approval of holders of at least sixty-six and two-third percent (66 2/3%) of the voting power of all then-outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Preferred Stock

Our amended and restated certificate of incorporation, as amended, provides that our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding one-third of the outstanding shares of common stock outstanding will be able to satisfy the quorum requirement and be able to elect all of our directors by a plurality of the voting power of the shares present in person or by proxy. Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by a resolution adopted by a majority of our board, our chair of the board, our chief executive officer or the president in absence of the chief executive officer. Any power of the stockholders to call a special meeting is specifically denied by the terms of our amended and restated certificate of incorporation, as amended.

Our board of directors is divided into three classes with staggered three-year terms. These provisions make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	Before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	Upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-third percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	Any merger or consolidation involving the corporation and the interested stockholder;

●	Any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	The receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Choice of Forum

Our amended and restated certificate of incorporation, as amended, provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of a breach of fiduciary duty owed by any director, officer or other employee to the Company or the Company’s stockholders; any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation, as amended, or our amended and restated bylaws, as amended; or any action or proceeding asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

However, this exclusive forum provision would not apply to suits brought to enforce any duty or liability created by the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, or the rules and regulations thereunder, or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, this provision may apply to Securities Act claims and federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this provision and that our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Listing of our Common Stock

Our common stock is listed on the Nasdaq Capital Market under the symbol “SNES.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or between us and the holder. If we elect to use a warrant agent, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial holders of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants under this prospectus. Each prospectus supplement will describe:

●	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase that number of shares of common stock upon exercise;

●	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase that number of shares of preferred stock of the series upon exercise;

●	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

●	the period during which you may exercise the warrants;

●	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

●	the amount of warrants or rights outstanding;

●	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

●	any other material terms of the warrants.

Except for certain participation rights as set forth in the warrants or as otherwise specified, prior to the exercise of any warrants to purchase common stock, preferred stock or debt securities, holders of the warrants will not have any of the rights of holders of the common stock, preferred stock or debt securities purchasable upon exercise, including:

●	in the case of warrants for the purchase of common stock or preferred stock, the right to vote on the common stock or preferred stock purchasable upon exercise; or

●	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either be senior debt securities or subordinated debt securities and may be secured or unsecured obligations. We may also issue convertible debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of SenesTech.

Any indenture or form of indenture will be filed as an exhibit to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time that are permitted under each Indenture) and the debt securities, including the definitions in the applicable indenture of various terms.

The indentures might not limit the aggregate principal amount of debt securities that we may issue and may provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of the series outstanding at the time of the issuance. Any of the additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

●	the title of the series of the offered debt securities;

●	the price or prices at which the offered debt securities will be issued;

●	any limit on the aggregate principal amount of the offered debt securities;

●	the date or dates on which the principal of the offered debt securities will be payable;

●	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

●	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

●	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

●	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

●	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

●	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

●	the denominations in which the offered debt securities will be issued;

●	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

●	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

●	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

●	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

●	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

●	whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

●	whether the offered debt securities will be senior or subordinated debt securities;

●	whether the offered debt securities will be secured or unsecured, and the terms of any secured debt;

●	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

●	any other specific terms of the offered debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

The applicable prospectus supplement may contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and various additional tax considerations.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of common shares, preferred shares, warrants, debt securities or other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. Each unit may be issued under a separate unit agreement to be entered into between us and, at our discretion, a bank or trust company, as unit agent, all as will be set forth in the prospectus supplement relating to the particular issue of units. The unit agent, if any, will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any holders of units or beneficial owners of units. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of any applicable unit agreement. Reference is made to the prospectus supplement relating to the particular issue of units offered pursuant to such prospectus supplement for the terms of and information relating to such units, including, where applicable:

●	the specific designation and terms of the units and of the securities comprising the units, and the number of such securities comprising each unit;

●	the price or prices at which such units will be issued;

●	whether the units are to be sold separately or with other securities;

●	whether the units will be issued in definitive or global form or in any combination of these forms;

●	the identity of the unit agent for the units and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the units or any securities comprising the units on any securities exchange;

●	the designation and terms of any equity securities or warrants included in the units;

●	the designation, aggregate principal amount, currency and terms of any debt securities included in the units;

●	if applicable, the date from and after which any units and the securities comprising the units will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any additional terms of the units or of the securities comprising the units, including terms, procedures and limitations for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities to one or more underwriters for public offering and sale by them or may sell securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the prospectus supplement. We may also sell equity securities covered by this registration statement in “at the market offerings.”

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed. Underwriters may also offer and sell securities at market prices, at prices related to market prices or at negotiated prices. We also may authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of securities, we may be deemed to have paid compensation to the underwriters in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any underwriting discounts and other items constituting underwriter compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange on which the securities offered in the prospectus supplement may be listed.

Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with underwriters, dealers and agents providing them indemnification against and contribution toward specified civil liabilities, including liabilities under the Securities Act, and reimbursement for various expenses.

We will indicate the extent to which we anticipate that a secondary market for the securities will be available in the prospectus supplement. Our common stock is listed on the Nasdaq Capital Market. Except as indicated in the applicable prospectus supplement, securities other than common stock are not expected to be listed on any securities exchange. This prospectus may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements at December 31, 2020 and 2019, and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and relying on the Fixing America’s Surface Transportation Act, or the FAST Act, as a smaller reporting company, subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021;

●	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 14, 2021, for the quarterly period ending June 30, 2021, filed with the SEC on August 13, 2021, and for the quarterly period ending September 30, 2021, filed with the SEC on November 12, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on March 23, 2021, June 17, 2021 and June 25, 2021; and

●	The description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on November 7, 2016, including any amendments or reports filed for the purpose of updating such description (including as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021).

You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

SenesTech, Inc.

23460 N. 19th Avenue, Suite 110

Phoenix, AZ 85027
Attn: Secretary (928) 779-4143

We also maintain a website at www.SenesTech.com where incorporated reports or other documents filed with the SEC may be accessed. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the anticipated costs and expenses payable by SenesTech, Inc. (other than underwriting discounts, commissions and fees) in connection with the registration of the securities covered by this prospectus. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$2,318
Legal fees and expenses		*
Accounting fees and expenses		*
Trustee and transfer agent fees		*
Printing and miscellaneous expenses		*
Total	$	*

*	These fees are calculated based upon the number and type of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Registrant incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	Breach of director’s duty of loyalty to the corporation or its stockholders.

●	Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	Unlawful payment of dividends or unlawful purchase or redemption of shares; or

●	Transaction from which the director derives an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation, as amended, includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	Indemnification for expenses or losses with respect to proceedings initiated by the director or officer, including any proceedings against the Registrant or its directors, officers, employees or other indemnitees and not by way of defense, with certain exceptions;

●	Indemnification for any proceeding if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

●	Indemnification for the disgorgement of profits arising from the purchase or sale by the director or officer of securities of the Registrant in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

●	Indemnification for the director or officer’s reimbursement to the Registrant of any bonus or other incentive-based or equity-based compensation previously received by the director or officer or payment of any profits realized by the director or officer from the sale of securities of the Registrant, as required in each case under the Exchange Act.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Registrant has an insurance policy in place, with limits of $20.0 million in the aggregate, that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

Item 16. Exhibits.

(a)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))
3.2	Amended and Restated Bylaws, as amended by Amendment No. 1 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021 (File no. 001-37941))
4.1	Form of the Registrant’s common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on October 7, 2016 (File no. 333-213736))
4.2	Form of Indenture
4.3*	Form of Note
4.4*	Form of Warrant
4.5*	Form of Unit Certificate
5.1	Legal Opinion of Perkins Coie LLP
23.1	Consent of M&K CPAS, PLLC, independent registered public accounting firm
23.2	Consent of Perkins Coie LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
25.1**	Form T-1 Statement of Eligibility of Trustee for Debt Securities Indenture under the Trust Indenture Act of 1939

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 19th day of November, 2021.

SENESTECH, INC.

By:	/s/ Kenneth Siegel
Kenneth Siegel
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Siegel and Thomas C. Chesterman, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth Siegel	Chief Executive Officer	November 19, 2021
Kenneth Siegel	(Principal Executive Officer)

/s/ Thomas C. Chesterman	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	November 19, 2021
Thomas C. Chesterman	(Principal Financial and Accounting Officer)

/s/ Jamie Bechtel	Chair of the Board
Jamie Bechtel		November 19, 2021

/s/ Delphine François Chiavarini	Director
Delphine François Chiavarini		November 19, 2021

/s/ Marc Dumont	Director
Marc Dumont		November 19, 2021

/s/ Phil Grandinetti	Director
Phil Grandinetti		November 19, 2021

/s/ K.C. Kavanagh	Director
K.C. Kavanagh		November 19, 2021

/s/ Jake Leach
Jake Leach	Director	November 19, 2021

/s/ Matthew K. Szot
Matthew K. Szot	Director	November 19, 2021